Exhibit 99.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated November 28, 2012, is between Sigma Opportunity Fund, LLC and Sigma Capital Advisors, LLC (individually a “Seller” and collectively the “Sellers”), and the persons and entities listed on Schedule 1 attached hereto (individually a “Buyer” and collectively the “Buyers”).

WHEREAS, Sellers desire to sell to the Buyers an aggregate of 2,093,291 shares (the “Shares”) of Common Stock of Rand Worldwide, Inc., a Delaware corporation (the “Company”), and the Buyers desire to purchase the Shares from the Sellers on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Agreement of Purchase and Sale. Upon the terms and subject to the conditions contained in this Agreement, each Buyer agrees to purchase from each Seller on the Closing Date, and each Seller agrees to sell, assign and transfer to each Buyer on the Closing Date the number of Shares set forth next to Buyer’s name on Schedule 1. The purchase price per Share is sixty-five cents ($0.65), and the aggregate purchase price that each Buyer shall pay to each Seller for the Shares the Buyer is acquiring is set forth on Schedule 1 next to the Buyer’s name.

2. Closing; Deliveries.

(a) The closing (the “Closing”) shall occur at 10:00 a.m. (EST) on November 28, 2012, or at such other date and time as Sellers and Peter H. Kamin (“Kamin”) may agree in writing (the “Closing Date”) but in any event not later than November 30, 2012.

(b) At the Closing, Sellers shall instruct American Stock Transfer & Trust Co., LLC (the “Transfer Agent”) to facilitate the delivery by deposit/withdrawal at custodian (“DWAC”) of the Shares each Buyer is acquiring hereunder to the respective brokerage account of each Buyer. In furtherance of the foregoing, Sellers shall deliver to Kamin on behalf of each Buyer a letter in the form of Schedule 2, signed by each Seller with a medallion signature guarantee (the “Transfer Letter”), and a Stock Power in the form of Schedule 3, signed by each Seller with a medallion signature guarantee (the “Stock Power”). Kamin will direct the Depository Trust Company participant at which the brokerage accounts of Buyers are maintained to coordinate with the Transfer Agent the initiation of the DWACs in order to cause the Shares to be credited to such accounts.

(c) At the Closing, each Buyer shall pay to each Seller the amount of the Purchase Price set forth next to such Buyer’s name on Schedule 1 in immediately available funds by wire transfer to the account(s) designated by the Sellers in writing. Each Buyer will promptly after the wire has been sent provide by email to Sellers the name of the bank wiring the purchase price, the wire transfer number and the time of the wire transfer.

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3. Representations and Warranties of Sellers. Each Seller, with respect to itself only, hereby makes each of the following representations and warranties to the Buyers as of the date hereof and the Closing:

3.1 Ownership of Shares. Seller is the sole owner of the Shares and the Shares are validly issued, fully paid and non-assessable. Seller’s title to the Shares is free and clear of all restrictions on transfer or other restrictions, adverse claims, liens, security interests, charges, encumbrances, pledges, options, warrants, purchase rights, contracts, commitments and demands of any nature, excluding restrictions imposed by applicable securities laws (collectively, “Encumbrances”). The Buyers will acquire good, valid and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions on disposition under applicable securities laws. Seller is not party to any voting agreement, voting trust, proxy, power of attorney or other understanding or arrangement with respect to the voting or disposition of the Shares. There are no actions, suits, proceedings or claims pending or, to the knowledge of Seller, threatened with respect to or in any manner affecting the ownership by Seller of any of the Shares or the sale of any of the Shares to the Buyers.

3.2 Authorization, Execution and Delivery. Seller has full legal power and authority to execute, deliver, and perform this Agreement and the transactions contemplated by this Agreement, and at the Closing will have full legal power to sell the Shares to the Buyers and to perform all the terms and conditions hereof in accordance with this Agreement. This Agreement has been duly and validly executed and delivered by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

3.3 No Violation. The execution and delivery of this Agreement by Seller does not and will not, and the performance and compliance with the terms and conditions hereof by Seller and the consummation of the transactions contemplated hereby by Seller do not and will not, (i) violate or conflict with the certificate of formation, limited liability company agreement, operating agreement or other organizational or governing document of Seller, (ii) violate any statute, law, rule, regulation, judgment, order, injunction, writ, ruling of any court or tribunal, either domestic or foreign, or decree applicable to Seller or any of its properties, (iii) require any consent, advance notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, result in acceleration of any obligation under, create in any party the right to accelerate, terminate or modify in any manner, constitute an event that with the lapse of time or action by a third party could result in any material default under, or give rise to any new or additional obligation under, any material agreement or instrument to which Seller is a party or by which Seller or any of its properties is bound, (iv) result in the creation of any Encumbrance upon the Shares, or (v) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality, other than required filings with the Securities and Exchange Commission (“SEC Filings”).

3.4 Restrictions Under Securities Laws. The Shares were acquired by Seller directly from the Company on or before August 11, 2010 in transactions exempt from the registration requirements of the Securities Act of 1933. No person or entity other than the Seller has been the record holder of the Shares. The Shares have been registered by the Company under the Securities Exchange Act of 1934.

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3.5 Book Entry. The Shares are held in book entry form with the Transfer Agent, the stock transfer agent of the Company, 6201 15th Avenue, Brooklyn, NY 11219.

4. Representations and Warranties of the Buyers. Each Buyer, with respect to itself only, hereby makes each of the following representations and warranties to the Seller as of the date hereof and the Closing:

4.1 Authorization, Execution, and Delivery. Buyer has full legal power and authority to execute, deliver, and perform this Agreement and the transactions contemplated by this Agreement, and at the Closing will have full legal power to purchase the Shares from Seller and to perform all the terms and conditions hereof in accordance with this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.2 No Violations. The execution and delivery of this Agreement by Buyer does not and will not, and the performance and compliance with the terms and conditions hereof by Buyer and the consummation of the transactions contemplated hereby by Buyer do not and will not, (i) violate or conflict with any organizational or governing documents of Buyer, (ii) violate any statute, law, rule, regulation, judgment, order, injunction, writ, ruling of any court or tribunal, either domestic or foreign, or decree applicable to Buyer or any of its properties, (iii) require any consent, advance notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, result in acceleration of any obligation under, create in any party the right to accelerate, terminate or modify in any manner, constitute an event that with the lapse of time or action by a third party could result in any material default under, or give rise to any new or additional obligation under, any material agreement or instrument to which Buyer is a party or by which Buyer or any of its properties is bound, or (iv) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality, other than required SEC Filings.

4.3 No Violation of Federal or State Securities Laws or Other Laws. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer understands that any transfer of the Shares it is acquiring can only be made in compliance with applicable federal and state securities laws.

4.4 Buyer’s Due Diligence. Buyer has conducted its own due diligence and independent inquiry with assistance of its own counsel and financial advisers with respect to the Company, its business, its operations and its financial situation. Buyer is not relying upon any information from Seller or any representative of Seller concerning the Company.

4.5 Sources of Funds. The payment of the purchase price shall be in lawful funds from a lawful source, free of any liens or other encumbrances, and freely available for disposition by Seller upon receipt.

4.6 Buyer Information. The correct legal name and address of Buyer are set forth on Schedule 1.

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5. Conditions to Parties’ Obligations to Close.

5.1 Conditions to Sellers’ Obligations to Close. The obligations of each Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by each Seller in writing:

(a) Representations and Warranties. All of the representations and warranties of the Buyers in this Agreement shall be true and correct as of the Closing Date.

(b) Payment of Purchase Price. Each Buyer shall have paid its share of the purchase price to each Seller such that the Sellers shall have received the full amount of the purchase price set forth on Schedule 1 hereto.

5.2 Conditions to Buyers’ Obligations to Close. The obligations of each Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by each Buyer in writing:

(a) Representations and Warranties. All of the representations and warranties of Sellers in this Agreement shall be true and correct as of the Closing Date.

(b) Transfer Letter. Sellers shall have delivered to Kamin the Transfer Letter(s).

(c) Stock Power. Sellers shall have delivered to Kamin the Stock Power(s).

6. Miscellaneous.

6.1 Transaction Costs. Each party hereto shall pay its own expenses incident to this Agreement and in performing its obligations hereunder.

6.2 Amendments. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

6.3 Assignability; Successors. This Agreement and the rights and obligations under this Agreement shall not be assignable without the express written consent of the non-assigning party or parties. All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

6.4 Entire Agreement. This Agreement and the agreements contemplated in this Agreement shall constitute the entire agreement by and among the parties to this Agreement with respect to the transactions contemplated by this Agreement and shall supersede all prior or contemporaneous negotiations, understandings and agreements by and among the parties with respect to the matters contemplated by this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement that are not fully expressed in this Agreement and in the agreements and instruments contemplated by this Agreement.

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6.5 Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations made or undertaken by each party in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive the Closing Date.

6.6 Further Assurances. Each party hereto, without further consideration, shall, at the reasonable request of any other party hereto after the consummation of the transactions contemplated by this Agreement, execute and deliver any instruments of conveyance, assignment, transfer, assumption, or other instrument or document and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

6.7 Governing Law. This Agreement and all claims arising out of or relating to this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles. The parties agree that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or permitted assigns shall be brought and determined in the United States District Court for Delaware or the courts of the State of Delaware located in the County of New Castle, Delaware, and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts.

6.8 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including facsimile transmissions thereof, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.9 Remedies; Specific Performance. The parties to this Agreement understand and agree that it will be impossible to measure in money the damages that may accrue to a party to this Agreement by reason of a failure to perform any of the obligations under this Agreement, and that any such money damages would be an insufficient remedy for such failure of performance. Each party to this Agreement, therefore, consents to be subject to the remedy of specific performance and temporary and permanent injunction of any provision of this Agreement if such party shall have been found to be in violation of such provision by any court of competent jurisdiction. If any party or his or its permitted assigns institute any action or proceeding to specifically enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense in such action or proceeding that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding a claim or defense that such remedy at law exists. The prevailing party in any action to enforce the provisions of this Agreement shall be entitled to recover all reasonable attorneys’ fees and costs incurred by it from the other party to such action.

6.10 Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

[Signatures follow on the next page]

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IN WITNESS WHEREOF, the Seller and the Buyers have executed this Purchase Agreement as of the date first written above.

“Sellers”

Sigma Opportunity Fund, LLC

By: Sigma Capital Advisors, LLC, its Managing Member

By: /s/ Thom Waye
Name: Thom Waye
Title: Manager

Sigma Capital Advisors, LLC

By: /s/ Thom Waye
Name: Thom Waye
Title: Manager

“Buyers”

/s/ Peter H. Kamin
Peter H. Kamin

3K LP

By: /s/ Peter H. Kamin
Name: Peter H. Kamin
Title: Managing Partner

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